UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 18, 2023

IOVANCE BIOTHERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware
(State of Incorporation)

001-36860	75-3254381
Commission File Number	(I.R.S. Employer Identification No.)

825 Industrial Road, 4th Floor
San Carlos, California	94070
(Address of Principal Executive Offices)	(Zip Code)

(650) 260-7120
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000041666 per share	IOVA	The Nasdaq Stock Market, LLC

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2023, the Board of Directors (the “Board”) of Iovance Biotherapeutics, Inc. (the “Company”) appointed Wendy L. Yarno as a director and new member of the Board, effective April 18, 2023.

Ms. Yarno retired in September 2008 from Merck & Co., Inc., following a 26-year career there in commercial and human resource positions of increasing seniority, most recently Executive Vice President and Chief Marketing Officer before she retired. In that role, Ms. Yarno led an organization charged with global commercialization strategy and all aspects of supporting pre-and post-launch commercialization of pharmaceuticals in more than 20 therapeutic areas. Ms. Yarno currently serves on the board of directors of publicly traded life sciences companies Ideaya Bio, Inc., Tarsus Pharmaceuticals, Inc. and Inovio Pharmaceuticals, Inc. She formerly served on the boards of St. Jude Medical, Inc., MyoKardia, Inc., Medivation, Inc., Global Blood Therapeutics, Inc., Aratana Therapeutics, Inc., Alder Biopharmaceuticals, Inc. and Durata Therapeutics, Inc., prior to their acquisitions. Ms. Yarno received a B.S. in Business Administration from Portland State University and an M.B.A. from Temple University.

There are no arrangements or understandings between Ms. Yarno and any other persons pursuant to which she was chosen as a director of the Company. There are no family relationships between Ms. Yarno and any of the Company’s directors, executive officers, or persons nominated or chosen by the Company to become a director or executive officer. Ms. Yarno is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of U.S. Securities and Exchange Commission (“SEC”) Regulation S-K.

In connection with her appointment to the Board, Ms. Yarno was granted on April 18, 2023 a deferred restricted stock unit to receive shares of the Company’s common stock, which are granted to all new directors, the terms of which are set forth in the SEC Form 4 filing for Ms. Yarno.

At the same time, Wendy L. Dixon, a member of the Board, will not be standing for re-election to the Board at the Company’s annual meeting of stockholders currently anticipated to be held in June 2023. Dr. Dixon will serve out her current term until the annual stockholder meeting. The decision not to stand for re-election is not due to a disagreement between the Company and Dr. Dixon on any matter regarding its operations, policies or practices. The Company thanks Dr. Dixon for her service to the Board.

The Board increased the size of the Board from seven members to eight members, and appointed Ms. Yarno to fill such newly created vacancy. At the annual meeting of stockholders, the size of the Board will again be reduced to seven members.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded as Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2023	IOVANCE BIOTHERAPEUTICS, INC.

	By:	/s/ Frederick G. Vogt
Frederick G. Vogt, Interim CEO & General Counsel